Exhibit 10.7

                            TERMINATION AGREEMENT

  THIS TERMINATION AGREEMENT (this "Agreement") is dated as of November 13, 2003 (the "Effective Date") by and between Multi-Tech International Corp., a Nevada corporation (the "Company"), and AlphaCom, Inc., a Nevada corporation ("AlphaCom").
  WHEREAS, the Company and AlphaCom are parties to that certain Asset Purchase Agreement dated as of November 14, 2002 (the "Purchase Agreement") whereby the Company purchased certain assets of AlphaCom in exchange for shares of common stock of the Company; and
  WHEREAS, the shares of common stock of the Company received by AlphaCom were placed in escrow (the "Escrow Shares") pending the satisfaction of certain covenants contained in the Purchase Agreement that required the Company to receive aggregate gross cash proceeds of not less than $10,000,000 from (i) a direct equity investment or series of investments from an outside third party or third parties, and/or (ii) license fees and/or royalty payments received from the license of the Intellectual Property (as defined in the Purchase Agreement) to third party licensees (the "Funding Condition"); and
  WHEREAS, in the event that the Funding Condition was not satisfied on or prior to November 14, 2003, the Company may refuse to execute the Release Certificate (as defined in the Purchase Agreement) and have the Escrow Shares returned to the Company; and
  WHEREAS, the Funding Condition was not satisfied by November 14, 2003 and each of the Company and AlphaCom desire to terminate the Purchase Agreement and, to the extent possible, reverse the transactions contemplated thereby and place the respective parties in the same position they were in prior to the closing of the Purchase Agreement.
  NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
Termination of Purchase Agreement. The Company and AlphaCom agree that, effective immediately, (i) the Purchase Agreement is hereby terminated, (ii) the Escrow Shares shall be returned to the treasury of the Company, and
(iii) the Promissory Note shall be canceled, and none of such agreements and/or documents will be of any further force or effect.
Assignment and Assumption. Effective as of Effective Date, the Company hereby assigns, sells, transfers, grants, conveys, delivers, and sets over (collectively, the "Assignment") to AlphaCom all of the Company's right, title, benefit, privileges and interest in and to:
all of the assets, properties, and rights of every kind, and description, real, personal and mixed, tangible and intangible wherever situated as originally set forth with specificity on Schedule 2 to the Purchase Agreement; and all of the Company's burdens, obligations and liabilities in connection with each of the Unassumed Liabilities (as defined hereinbelow). AlphaCom hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of the Company, if any, to be observed, performed, paid or discharged from and after the Effective Date in connection with the Unassumed Liabilities.
Assumption of Liabilities.
On the Effective Date, the Company shall assume and agree to pay, discharge or perform, as appropriate, when due only the liabilities accrued since the Closing Date of the Purchase Agreement specifically identified on Schedule 4(a) attached hereto (the "Assumed Liabilities"). For purposes of the Agreement, "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

Notwithstanding the provisions of Section 4(a) hereinabove or any other provision of this Agreement, the Company is not assuming under this Agreement any liability that is not specifically identified as an Assumed Liability on Schedule 4(a) attached hereto, including any of the following (each, an "Unassumed Liability"): (i) Liabilities arising out of any default by AlphaCom of any provision of any written or oral contract, agreement, lease, instrument, or other document or commitment, arrangement, undertaking, practice or authorization (each a "Contract") made by AlphaCom or the Company during the 12-month period following the Closing Date of the Purchase Agreement (the "Post-Closing Period") and which Contracts are hereby being transferred and assigned to AlphaCom; (ii) any product liability or similar claim for injury to any person or property, regardless of when made or asserted, that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Company, or alleged to have been made by the Company, or that is imposed or asserted to be imposed by operation of law in connection with any service performed or product sold or leased by or on behalf of the Company during the Post-Closing Period; (iii) any Federal, state or local income or other tax payable with respect to the business of the Company, the assets or other properties or operations of the Company during the Post-Closing Period;
(iv) any Liabilities under or in connection with any assets listed on
Schedule 2 to the Purchase Agreement; (v) any Liabilities arising during the Post-Closing Period for severance, bonuses or any other form of compensation to any employees, agents or independent contractors of the Company, whether or not employed by the Company after the Effective Date and whether or not arising or under any applicable law, benefit plan or other arrangement with respect thereto; (vi) any Liabilities of the Company arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby; (vii) any Liabilities to give credits or take other remedial actions for defective goods or services issued or sold by AlphaCom at any time or issued or sold by the Company during the Post-Closing Period; (x) any Liabilities for money borrowed except those that are Assumed Liabilities; (xi) any Liability of any person employed by or affiliated with the Company based upon an act or omission of such person during the Post-Closing Period; (xii) any Liabilities specifically set forth on Schedule 4(b); and (xiii) any other Liabilities, regardless of when made or asserted, that are not specifically assumed hereunder.
  Except as provided in Section 7 hereinbelow, AlphaCom assumes no Assumed Liabilities, and the parties hereto agree that all such Assumed Liabilities shall remain the sole responsibility of the Company.
Resignation of Officers and Directors. On or prior to the Effective Date, the officers and directors of the Company shall submit their resignations from any and all positions held by such persons. All former officers and directors of the Company shall return to the Company any and all original and duplicate copies of all files, records, calendars, books, notes, manuals, computer disks, diskettes, and any other magnetic or other media material in their possession or under their control belonging to the Company to the extent that such materials are not transferred and assigned to AlphaCom as provided hereunder, or containing confidential or proprietary information concerning the Company, its business, operations, or customers. Such officers shall also return to the Company any and all equipment, identification, keys, credit cards, or any other Company property not transferred and assigned to AlphaCom as provided hereunder.
Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.

Indemnification.

By AlphaCom. From and after the Effective Date, AlphaCom shall indemnify and hold harmless the Company and (if any) its respective successors and assigns, and their respective officers, directors, employees, stockholders, agents, affiliates and any person who controls any of such persons within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Company Party") from and against any Liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Company Party in connection therewith, including consequential and punitive damages) (collectively, "Damages") that such Indemnified Company Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any of the respective representations, warranties, covenants or agreements of AlphaCom contained in this Agreement,
(b) any Unassumed Liability, (d) any Liability of the Company involving taxes due and payable by, or imposed with respect to the Company for any all taxable periods ending on or prior to the Effective Date (whether or not such taxes have been due and payable), and (e) any Liability arising out of or related to the actual or constructive termination of any employee during the Post-Closing Period. In the case of any damages that the Company actually sustains, suffers or incurs and that relate to any of the items specified in any of clauses (a) through (e) above, any Indemnified Company Party that is an equity owner of such entity shall be deemed to have sustained, suffered or incurred such damages in an amount that is at least equal to an amount that is proportionate to such Indemnified Company Party's ownership interest in such entity.
By the Company. From and after the Effective Date, the Company shall indemnify and hold harmless AlphaCom and their respective successors and assigns, and (if any) their respective officers, directors, employees, stockholders, agents, affiliates and any person who controls any of such persons within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified AlphaCom Party") from and against any damages that such Indemnified AlphaCom Party may sustain, suffer or incur and that result from, arise out of or relate to any breach of any of the respective representations, warranties, covenants or agreements of the Company contained in this Agreement or as a result of any Liability that arises in connection with the Assumed Liabilities.
Notice and Control of Litigation. If any claim or liablitiy is asserted in writing against an Indemnified Company Party or an Indemnified AlphaCom Party, as the case may be, that would give rise to a claim under this
Section 7, the party entitled to indemnification (the "Indemnified Party") shall notify the person providing the indemnity ("Indemnifying Party") in writing of the same within 15 days of receipt of such written assertion of a claim or Liability. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation, unless in the Indemnified Party's reasonable judgment a conflict of interest between such Indemnified Party and the Indemnifying Parties exists in respect of such claim (in which case the Indemnified Party shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party). If the Indemnifying Party, within ten days after notice of such claim, fails to defend such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. Anything in this Section 7(c) notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, with the consent of the Indemnifying Party, not to be unreasonably withheld, at its own cost and expense, to defend, compromise and settle such claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, not to be unreasonably withheld, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect to such claim. All parties agree to cooperate fully as necessary in the defense of such matters. Should the Indemnified Party fail to notify the Indemnifying Party in the time required above, this indemnity shall terminate and be of no further force and effect with respect to the subject matter of the required notice in the event that the Indemnified Party's failure to notify in the time required above materially adversely affects the Indemnifying Party's ability to defend such matter.

Successors and Assigns. This Agreement, and the rights and obligations of the respective parties hereunder may not be assigned by any party hereto without the prior written consent of the opposing party.
Confidentiality; Publicity. The parties agree that each will keep confidential and will not disclose or divulge any confidential, proprietary, or secret information that they may obtain from the other parties pursuant to this Agreement, unless such information is known, or until such information becomes known, to the public; provided, however, that the parties may disclose such information (a) to their attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with this Agreement and the transactions contemplated hereby, (b) upon the request or demand of any governmental regulatory agency or authority after such party has first had a reasonable opportunity to contest or seek the modification of the request or demand, (c) that is or becomes available to the public other than as a result of a disclosure by the disclosing party, (d) in connection with any litigation to which a party is or may be a party, (e) to the extent necessary in connection with the exercise of any remedy under this Agreement or (f) to the extent otherwise required by law. No party hereto will issue any press release or other public announcement or disclose the terms of this Agreement (including, without limitation, any consideration payable hereunder) without the prior written approval of each other party, except as such disclosure may be made in the course of normal reporting practices by a party hereto to its stockholders or partners or as otherwise required by law, including provisions of the Exchange Act. The provisions of this Section 9 shall survive the closing of this Agreement.
Survival of Representations and Warranties. All agreements, representations, warranties, and covenants contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of three years.
Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, sent by fax, or nationally recognized overnight courier or mailed by first class certified or registered mail, return receipt requested, postage prepaid:
  If to the Company, at 9974 Huntington Park Drive, Strongsville, OH 44136-2516, FAX: 440-238-8346, Attention: David F. Hostelley, or at such other address or addresses as may have been furnished in writing by the Company; or
  If to AlphaCom, at 760 A Killian Road, Akron, Ohio 44319, FAX: (866) 234-7609, or at such other address or addresses as may have been furnished in writing by AlphaCom.
  Notices provided in accordance with this Section 11 shall be deemed given
(i)when received, if sent by hand, (ii) when received, if sent by facsimile prior to 5:00 p.m. local time at the place received (otherwise on the next following business day), (iii) one business day after delivery to a nationally recognized overnight courier service and (iv) five business days after deposit in the U.S. mail first class certified or registered, postage prepaid.
Entire Agreement. This Agreement, any exhibits and scheduled attached hereto, the Purchase Agreement and documents, exhibits and schedules attached thereto or referenced therein embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to such subject matter.
Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the parties. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS WHICH WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).
Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE TRANSACTION DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Fees and Expenses. Each of the Company and AlphaCom agrees to pay their respective costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the party that refused or failed to perform.
Reliance on Independent Legal Advice. Each of the parties hereto further represents and warrants to each other, as of the date hereof:
That it has received advice from its own, independent legal counsel prior to its execution of this Termination Agreement;
That the legal nature and effect of this Termination Agreement has been explained to it by its counsel;
That it fully understands the terms and provisions of this Termination Agreement and the nature and effect thereof;
That it has not relied and is not relying upon any representation or statement of any person not contained in this Termination Agreement or on the advice of any counsel other than its own counsel; and That it has carefully read this Termination Agreement, knows the contents hereof, and is executing the same freely and voluntarily.
Construction. The parties have participated jointly in the negotiation drafting of this Agreement. Any event in ambiguity or question of intent or interpretation arises, this Agreement shall be constructed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to referred to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean "including without limitation." Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[The immediately following page contains the signatures of the parties.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

ALPHACOM, INC.


By:   _____________/s/_________________
      ROBERT SNYDER
      President




MULTI-TECH INTERNATIONAL CORP.


By:    ______________/s/________________
       DAVID F. HOSTELLEY
       President

                                            SCHEDULE 4

                                        ASSUMED LIABILITIES

                    Description of Liability                      Amount ($)

Auditor                                                           10,000.00
Berkman, Henoch, Peterson & Peddy 4/11 - 10/29/03                 33,735.00
Borer Financial Communications, LLC 7/7/03                            63.80
Byrne, Dennis M. 6/30/03                                             115.00
D.L. Cox, Inc. 7/1/03                                                413.00
Discovery Resources, Inc. 4/10/03                                    413.31
Equity Technology Group, Inc. 4/15/03                              6,049.00
Gregory D. Hostelley 9/30/03                                         199.00
InterSquare 4/1 - 6/1/03                                             166.68
Market Wire 4/1/03                                                    50.00
Mostly Sales Corp. 6/30 - 11/6/03                                  4,136.12
Loan Payable to Rodney R. Schoemann 11/14/03                      15,440.00
Rodney R. Schoemann 11/14/03                                      70,000.00
Salaries Accrued: Dave H. 1/1 - 11/15/03                         131,250.00
Transfer Online, Transfer Agent for MLTI 11/14/03                     25.00
                                                                ------------

TOTAL                                                            272,055.91
                                                                ------------
                                                                ------------



                                    SCHEDULE 4(b)

                                 UNASSUMED LIABILITIES

                    Description of Liability                      Amount ($)




Note Payable - Robert Snyder                                       1,600.00
Loan Payable - ITM, Ltd.                                          10,951.00


                                                                ------------


TOTAL                                                             12,551.00
                                                                ------------
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